UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.__)
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American Financial Realty Trust

(Name of Registrant as Specified In Its Charter)

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At the Company:	Media Inquiries:
Muriel Lange	Margot Olcay
Investor Relations	Rubenstein Communications, Inc.
(215) 887-2280 (X3023)	Phone: (212) 843-8284
Email: mlange@afrt.com	E-mail: molcay@rubenstein.com
American Financial Realty Trust Property Disposition Update
Charges Related to Asset Sales Impact Guidance
JENKINTOWN, PA. February 11, 2008 — American Financial Realty Trust (NYSE:AFR) today said that its fourth quarter 2007 results will be impacted by certain completed or anticipated asset sales activity resulting from the Company’s continuing execution of its strategic portfolio-repositioning plan, as refined in conjunction with its merger agreement with Gramercy Capital Corp. (NYSE: GKK).
During the period commencing October 1, 2007 and ending December 31, 2007, AFR completed the sale of certain properties, which sales generated gains under generally accepted accounting principles (GAAP) of approximately $13.0 million.
During and subsequent to that period, the Company, as of the date of this release, placed additional properties under contract. The Company continues to market certain properties and may place additional properties under contract prior to the reporting of fourth quarter 2007 results, which is anticipated to be on or about February 29, 2008. GAAP requires that the Company recognize impairments, which for properties held for sale, includes costs to dispose, when circumstances indicate a property’s recorded value may not be recognized. Any projected gains that may occur as a result of future sales are not recorded within our financial statements until the sales are closed. The Company anticipates that its fourth quarter 2007 results may include impairments relating to future sales of approximately $18.4 million. This charge will be mitigated in part by the GAAP gains of $13.0 million that were recognized on sales that closed in the fourth quarter ended December 31, 2007. Despite this activity, we continue to note that AFR shareholders should not assume that there will be any additional value payment under the merger agreement.
In addition to GAAP net income, AFR provides an alternative earnings metric called Adjusted Funds

From Operations (AFFO). Under the Company’s definition of the computation of AFFO1, it recognizes an impairment when identified and offsets those charges by economic gains (net selling price less gross book value). Although the Company continues to market its assets and has not yet filed its quarterly results, it currently estimates that approximately $18.4 million of impairment charges will be deducted from quarterly AFFO and will be offset by approximately $9.0 million of economic gains in excess of impairments taken on transactions completed in the period. This excess of impairments over economic gains will be recognized as a charge not previously contemplated in the Company’s AFFO 2007 annual guidance.
All agreements for sale of these assets have been entered into following consultation with and with the consent of Gramercy Capital Corp.
These sales results are preliminary, as the Company continues to market properties for sale, and as additional contracts are executed, the final results may differ from this update. AFR expects to report results on or about February 29, 2008, for the year and quarter ending December 31, 2007.
American Financial Realty Trust
American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. American Financial through its operating partnership and various affiliates owns and manages its assets primarily under long-term triple net and bond net leases with banks.
For more information on American Financial Realty Trust, visit its website at http://www.afrt.com.
Gramercy Capital Corp.
Gramercy Capital Corp. is a commercial real estate specialty finance company that focuses on the direct origination and acquisition of whole loans, subordinate interests in whole loans, mezzanine loans, preferred equity, CMBS and other real estate securities, and net lease investments involving commercial properties throughout the United States.
Gramercy is externally-managed by GKK Manager LLC, which is a majority-owned subsidiary of SL Green Realty Corp. (NYSE: SLG). Gramercy is headquartered in New York City and has a regional investment office in Los Angeles, California.
Forward-Looking Statements

1	AFFO does not include GAAP gains (the difference between sale price and net book value (original purchase price less accumulated depreciation)) as a component of AFR’s core earnings. The Company includes economic gains (the difference between sale price and original purchase price) realized during the reporting period solely to offset transaction costs incurred on assets sold and impairments taken within the same period.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Gramercy, American Financial, SL Green and their affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Gramercy and American Financial, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies and the effects of general and local economic conditions, interest rates, capital market conditions, bankruptcies and defaults of borrowers or tenants in properties securing the companies’ investments, and other factors, which are beyond the companies’ control. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Additional Information and Where to Find It
This press release does not constitute an offer of any securities for sale. Gramercy has filed with the SEC a Registration Statement on Form S-4, which includes a joint proxy statement/prospectus of Gramercy and American Financial and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus was mailed to the stockholders of Gramercy and American Financial. Investors and security holders of Gramercy and American Financial are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Gramercy, American Financial and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Gramercy or American Financial with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gramercy by contacting Gramercy’s Investor Relations at www.gramercycapitalcorp.com or via telephone at 212-297-1000. Investors and security holders may obtain free copies of the documents filed with the SEC by American Financial at www.afrt.com or via telephone at 215-887-2280. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.
Gramercy and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Gramercy and American Financial in favor of the proposed transaction. Information about the directors and executive officers of Gramercy and their respective interests in the proposed transaction is set forth in Gramercy’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

American Financial and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of American Financial and Gramercy in favor of the proposed transaction. Information about the directors and executive officers of American Financial and their respective interests in the proposed transaction is set forth in American Financial’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.